EXHIBIT 21.1

                              TEJAS GAS CORPORATION
                        SUBSIDIARIES AND RELATED ENTITIES
                              (as of March 1, 1997)

                                                                    State of
Name                                                              Organization
----                                                              ------------
Tejas-Acadian Holding Company                                     Delaware
     Tejas Gas Corp.                                              Nevada
         Tejas Hydrocarbons Company                               Nevada
              Tejas Gas Transmission Company                      Texas
                  Gulf Coast Natural Gas Company (1)              Texas
                  GC Marketing Company (1)                        Texas
         Tejas Gas Systems, Inc.                                  Texas
         Hydrocarbon Development Corp.                            Texas
              Tejas-Gulf Corporation                              Texas
         Tejas Gas Holding, Inc.                                  Delaware
              Tejas Gas International, Ltd                        Cayman Islands
                  Tejas Gas de Mexico, S. de R.L. de C.V.  (2)    Mexico
              Tejas Gas Latin America, Ltd.                       Cayman Islands
              Gulf Energy Development Corporation                 Delaware
                  Gulf Energy Pipeline Company                    Delaware
                  Gulf Energy Marketing Company                   Delaware
                  Gulf Energy Liquids Company                     Nevada
                  Gulf Energy Gas Company                         Delaware
                  Gulf Energy Gathering & Processing Corporation  Delaware
                  Valley Gas Transmission, Inc.                   Delaware
                       Bay City Realty, Inc.                      Texas
         East Texas Industrial Gas Company                        Texas
              Cypress-Sabine Gas Company                          Texas
         Stellman Transportation Company                          Texas
     Acadian Gas Corporation                                      Nevada
         Acadian Acquisition Corporation                          Delaware
              LEDCO Acquisition Company, Inc.                     Delaware
                  LEDCO Inc.                                      Louisiana
                       Louisiana State Gas Corporation            Louisiana
                       LEDCO Gas Gathering, Inc.                  Louisiana
                       Delta Gas Inc.                             Louisiana
         Acadian Consulting Corporation                           Delaware
         MCN Acadian Gas Pipeline Corp.                           Delaware
         MCN Pelican Interstate Gas Corp.                         Delaware
         MCN Pelican Transmission Corp.                           Delaware
         TXO-Acadian Gas Pipeline Corp.                           Delaware
         Evangeline Gulf Coast Gas Corporation                    Texas
              Evangeline Gas Corp (3)                             Delaware
              Evangeline Gas Pipeline Company, L.P. (3)           Texas

         ACADIAN GAS GROUP PARTNERSHIPS (4)
              Acadian Gas Pipeline System                         Delaware
                  Calcasieu Gas Gathering System                  Texas
                  Neches Pipeline System                          Delaware
                  Pelican Transmission System                     Texas
                  Pontchartrain Natural Gas System                Texas
                       Tejas-Magnolia Energy, L.L.C. (5)          Delaware
                  Spindletop Gas Distribution System              Texas
     Tejas Natural Gas Company                                    Nevada
         Tejas Gas Pipeline Company                               Nevada
         Tejas Pipeline Holding Company                           Nevada
              Tejas North Pipeline Partnership (6)                Delaware
              Tejas South Pipeline Partnership (6)                Delaware
         Tejas Gas Services Company                               Nevada
         Tejas Gas Marketing Company                              Nevada
         Cypress Gas Pipeline Company                             Delaware
         Cypress Gas Marketing Company                            Delaware
Tejas Transok Holding Company                                     Delaware
     Transok, Inc.                                                Delaware
         Transok Properties, Inc.                                 Delaware
         Tejas and Transok Energy, Inc.                           Delaware
         Transok Gas Company                                      Delaware
         Tejas Oklahoma Pipeline Services, L.L.C. (7)             Delaware
         Tejas Oklahoma Natural Gas, Inc.                         Delaware
         Tejas Oklahoma Marketing Company                         Delaware
         Transok Gas Processing Company                           Delaware
              Tejas Oklahoma Newco, Inc.                          Delaware
         TRANSOK PARTNERSHIPS (8)
              Downtown Plaza II (8)                               Oklahoma
              Southwest Gathering (8)                             Texas
              Southwest Joint Venture (8)                         Texas
              Mistletoe Gathering System (8)                      Oklahoma
              Roger Mills Gas Gathering System (8)                Texas
Tejas Coral Holding Company                                       Delaware
     Tejas Coral GP Company                                       Delaware
         Coral Energy Resources Services Company (9)              Delaware
     Tejas Coral Energy Company                                   Delaware
     Tejas Coral Resources Company                                Delaware
     CORAL PARTNERSHIPS AND SUBSIDIARIES (10)
         Coral Energy, L.P. (10)                                  Delaware
              Coral Gas Marketing Company (11)                    Delaware
              Coral Norstar, L.L.C. (12)                          Delaware
              Coral Power, L.L.C. (12)                            Delaware
              Coral GP Company (11)                               Delaware
                  Coral Energy Resources, L.P. (11)               Delaware
                  Coral Finance, L.P. (11)                        Delaware
                  Redwood Marketing, L.L.C. (11)                  Delaware
                       Coral Redwood, L.L.C. (13)                 Delaware
                  Catex Coral Energy, L.L.C. (11)                 Delaware

----------------------

(1) Tejas Gas Transmission Company owns 50% of the partnership interests in each of Gulf Coast Natural Gas Company and GC Marketing Company. Unaffiliated entities own the remaining interests.

(2) Tejas Gas International, Ltd owns 80% and Tejas Gas Latin America, Ltd. owns 20%.

(3) Evangeline Gulf Coast Gas Corporation owns a 45.05% equity interest in Evangeline Gas Corp. and a 45% partnership interest in Evangeline Gas Pipeline Company, L.P. Unaffiliated entities own the remaining interests.

(4) The partnership interests in the Acadian Gas Group Partnerships are owned by subsidiaries of Acadian Gas Corporation.

(5) The common equity interests in Tejas-Magnolia Energy, L.L.C. are owned by MCN Interstate Gas Corp. and Pontchartrain Natural Gas System. Magnolia Energy Venture Trust, an unaffiliated entity, owns preferred units.

(6) The partnership interests in the pipeline partnerships are owned by Tejas Gas Pipeline Company and Tejas Pipeline Holding Company. The partnerships lease pipeline systems to Tejas Gas Pipeline Company.

(7) Tejas and Transok Energy, Inc. and Tejas Oklahoma Natural Gas, Inc. each own a 24.5% interest and Transok, Inc. owns a 51% interest.

(8) Transok, Inc. owns a 50% or greater equity interest in each of these entities. Unaffiliated entities own the remaining interests.

(9)   Tejas Coral GP Company owns 20%, and an unaffiliated corporation owns 80%.

(10) Coral Energy, L.P. is a partnership venture between subsidiaries of Shell Oil Company (1/2 equity), an unaffiliated corporation, and subsidiaries of Tejas Coral Holding Company (1/2 equity).

(11) Wholly owned subsidiaries of Coral Energy, L.P. (and/or its direct wholly owned subsidiaries).

(12)  Coral Energy, L.P. owns 99%, and Coral GP Company owns 1%.

(13) Redwood Marketing, L.L.C. owns 49%, Coral GP Company owns 1%, and Energy Management Resources Inc., an unaffiliated corporation, owns 50%.